UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 203-3898

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 10, 2005, Cott Corporation (the “Company”) announced that its U.K. subsidiary, Cott Beverages Limited (“CBL”) had acquired 100% of the shares of Macaw (Holdings) Limited (“Holdings”), the parent company of Macaw (Soft Drinks) Limited (“Soft Drinks”, and together with Holdings, “Macaw”), a manufacturer of, among other types of beverages, retailer brand carbonated soft drinks.
CBL acquired all of the shares of Holdings pursuant to that certain Agreement dated August 10, 2005, between Andrew Cawthray and such other parties specified therein, Martyn Rose and CBL, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The purchase price of £75.7 million (approximately $135 million) was paid in cash and was funded through the Company’s existing global credit facility with Wachovia Bank, National Association and other lenders.
In connection with the acquisition of Macaw, the Company and certain of its subsidiaries entered into a First Amendment, Joinder and Consent Agreement to its existing credit facility, which is discussed more fully in Item 2.03 of this Form 8-K and incorporated herein by reference. Concurrently, certain subsidiaries of the Company that were not previously guarantors of the Cott Beverages Inc. Indenture, dated December 21, 2001, with HSBC Bank USA, National Association as Trustee, signed supplemental indentures to join them as additional guarantors.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 10, 2005, CBL acquired 100% of the shares of Holdings from Andrew Cawthray and the other shareholders of Holdings. Please see the information in Item 1.01 of this Form 8-K, which information is incorporated by reference into this Item 2.01 as if fully set forth herein, regarding the Agreement pursuant to which CBL acquired the shares. The Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 10, 2005, the Company, Cott Beverages Inc., CBL, Soft Drinks (collectively the “Multicurrency Borrowers”), Cott Embotelladores de Mexico, S.A. de C.V. (the “Mexican Borrower,” together with the Multicurrency Borrowers, the “Borrowers”), certain subsidiaries of the Company, the Lenders specified therein (the “Lenders”), and Wachovia Bank, National Association, as Administrative Agent and Trustee (the “Administrative Agent”), entered into that certain First Amendment, Joinder, and Consent Agreement (the “First Amendment”) to the Credit Agreement dated as of March 31, 2005 (the “Credit Agreement”) by and among certain Borrowers, the Lenders and the Administrative Agent and to the Mexican Loan Agreement dated as of March 31, 2005 (together with the Credit Agreement, the “Financing Agreements”) by and among the Mexican Borrower, the Company, the Mexican Lenders party thereto, the Administrative Agent and HSBC Mexico, S.A., Institution de Banca Multiple, Grupo Financiero HSBC. Among other things, the First Amendment (a) modified the Financing Agreements to increase the Lenders’ revolving commitments from $100 million to $225 million and to increase the maximum facility amount (including a $125 million uncommitted portion) from $250 million to $350 million, (b) permitted the acquisition of Macaw, (c) deemed the consideration paid to acquire Macaw not to use the permitted acquisition basket, and (d) joined Soft Drinks as a borrower under the facilities, and Holdings as a guarantor of the facilities. The First Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
2.1+	Agreement Relating to the Sale and Purchase of the Whole of the Issued Share Capital of Macaw (Holdings) Limited, dated August 10, 2005, between Andrew Cawthray and Others and Martyn Rose and Cott Beverages Limited.

10.1	First Amendment, Consent and Joinder Agreement, dated August 10, 2005, by and among Cott Corporation, Cott Beverages Inc., Cott Beverages Limited, Macaw (Soft Drinks) Limited, Cott Embotelladores de Mexico, S.A. de C.V., certain Cott Corporation subsidiaries, the Lenders specified therein and Wachovia Bank, National Association.
+ In accordance with Item 601(b)(2) of Regulation S-K, certain schedules to this exhibit have been omitted and a list briefly describing those schedules is contained in the exhibit. The Company will furnish a copy of any omitted schedule to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: August 16, 2005	By:	/s/ Mark Halperin
Mark Halperin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

2.1+	Agreement Relating to the Sale and Purchase of the Whole of the Issued Share Capital of Macaw (Holdings) Limited, dated August 10, 2005, between Andrew Cawthray and Others and Martyn Rose and Cott Beverages Limited.

10.1	First Amendment, Consent and Joinder Agreement, dated August 10, 2005, by and among Cott Corporation, Cott Beverages Inc., Cott Beverages Limited, Macaw (Soft Drinks) Limited, Cott Embotelladores de Mexico, S.A. de C.V., certain Cott Corporation subsidiaries, the Lenders specified therein and Wachovia Bank, National Association.
+ In accordance with Item 601(b)(2) of Regulation S-K, certain schedules to this exhibit have been omitted and a list briefly describing those schedules is contained in the exhibit. The Company will furnish a copy of any omitted schedule to the Commission upon request.